Exhibit 99.1

News Release

MEDIA CONTACTS:	Telkonet Investor Relations 414.721.7988 ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Demonstrates Clean Technology Strength Announcing Fourth Quarter and Year End Results

Telkonet, Inc. gained market traction in 2010 achieving 7% revenue growth on strong Military and Education sales

March 30, 2011: Milwaukee, WI – Telkonet, Inc. (OTCQB: TKOI), a leading Clean Technology company committed to integrated, intelligent networking and smart energy management solutions, announced today year-end results for the period ended December 31, 2010. Telkonet has reflected MSTI Holdings, Inc. (MST) results of operations in the condensed consolidated statement of operations through the date of the disposal (April 22, 2009) as discontinued operations for all periods presented.

For the quarter ended December 31, 2010, Telkonet had revenue of $2.3 million, an increase of 15%, compared to $2.1 million for the quarter ended December 31, 2009. Telkonet’s revenue for the quarter ended December 31, 2010 decreased by 23% when compared to the quarter ended September 30, 2010. Telkonet reported gross margins of 44% for the quarter ended December 31, 2010 compared to 38% for the quarter ended December 31, 2009, and 50% for the quarter ended September 30, 2010.

For the year ended December 31, 2010 Telkonet had revenue of $11.2 million, an increase of 7% compared to $10.5 million for the year ended December 31, 2009. Telkonet reported gross margins of 52% for the year ended December 31, 2010 compared to 51% for the year ended December 31, 2009.

Telkonet reported a net gain for the quarter ended December 31, 2010 of $0.6 million, or $0.01 per share, compared to a net loss of ($3.1) million, or ($0.03) per share, for the quarter ended December 30, 2009. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP1 measure, for the quarter ended December 31, 2010 of approximately $(0.2) million compared to a negative adjusted EBITDA of ($1.3) million for the quarter ended December 31, 2009.

Telkonet, Inc. reported a net loss of ($1.8) million, or ($0.2) per share, for the year ended December 31, 2010, compared to a net income of $1.1 million, or $0.01 per share for the year ended December 31, 2009. Net income in 2009 includes a $6.9 million net gain on the deconsolidation of MST. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately ($494,000) for the year ended December 31, 2010, an improvement of 88% compared to negative adjusted EBITDA of ($2.6) million for the year ended December 31, 2009.

“Telkonet delivered solid results for 2010 through aggressively controlling costs and driving working capital improvements while continuing to invest for future growth,” Telkonet President and CEO Jason Tienor said. “At the same time we’re actively growing our pipeline, increasing traction in target markets and focusing on our platform development.  We continue to position Telkonet for profitability in 2011.”

News Release

Significant Events

•
Achievement of positive adjusted EBITDA for second and third quarters and dramatic reduction in DSO from 91 days average in 2009 to 49 days average for 2010 providing 46% improvement compared to same period last year

•	Dramatic reduction in corporate debt of $1.8 million or 21% in 2010, compared to 2009.
•	Retirement of Inventory and Accounts Receivable lines of financing paying down more than $900,000 through 2010 and relieving the Company of significant interest and fee payments
•	Awarded $500,000+ energy management contract for Dyess Air Force Base implementing Networked Telkonet SmartEnergy
•	$1.3 million Series B financing positioning the company for growth through 2010 and beyond
•	Decrease in Operating Expenses of 29% for 2010 compared to 2009.
•	Selling, General and Administrative Expenses were decreased by 20% compared to 2009.

Conference Call
The Company will hold a conference call Wednesday, March 30, 2011 at 4:30 p.m. ET to discuss these results. Interested parties should dial 866-317-8230 (domestically) or 706-902-2567 (internationally). Please use conference ID# 51411828. There will be a replay of the call available until April 30, 2011 posted on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net loss and not its’ cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its’ business during the quarter ended September 30, 2010 and 2009, the Company excluded items in the following general categories, each of which are described below:

News Release

•
Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the nine months ended September 30, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Impairment write-down in investment in marketable securities. In the third quarter of 2009, the Company recorded a non-recurring expense of $367,653, based upon the Company’s determination that its investment in Geeks on Call America is impaired because the Company believes that its fair market value has permanently declined. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Gain on Derivative Liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities which arose from the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

News Release

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

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(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet

Telkonet is a leading energy management technology provider offering hardware, software and services to Commercial customers through-out the world.   The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption.  Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption and eliminating the need for new energy generation. www.telkonet.com

All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

News Release

TELKONET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
FOR THE THREE AND YEAR ENDED DECEMBER 31, 2010 AND 2009

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss), as reported	$598,784	$(3,102,306)	$(1,771,883)	$1,059,837
Net (income) loss from discontinued operations	-	-	-	635,735
Net (gain) from discontinued operations	-	-	-	(6,932,586)
Net income (loss) from continuing operations	598,784	(3,102,306)	(1,771,883)	(5,237,014)

Financing expense, net	135,719	674,236	607,674	1,384,502
Depreciation and amortization	70,440	81,449	283,714	348,189

EBITDA attributed to Telkonet segment	804,943	(2,346,621)	(880,495)	(3,504,323)
Adjustments:
Loss on sale of investment	8,000	-	8,000	29,371
(Gain) loss on disposal of fixed assets		-	103,763	-
(Gain) loss on derivative liability	(1,284,430)	(11,186)	20,475	(777,750)
Impairment write-down in investment in marketable	-	367,653	-	367,653
Impairment write-down in investment in affiliate	-	1,000,000	-	1,000,000
Stock based compensation	99,461	(8,132)	254,052	235,234

Adjusted EBITDA	$(372,026)	$(1,365,939)	$(494,205)	$(2,649,815)

News Release

TELKONET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSSES) INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
Revenues, net:
Product	$6,632,107	$6,521,906
Recurring	4,626,669	3,996,147
Total Revenue	11,258,776	10,518,053

Cost of Sales:
Product	4,133,533	3,878,988
Recurring	1,285,575	1,313,108
Total Cost of Sales	5,419,108	5,192,096

Gross Profit	5,839,668	5,325,957

Operating Expenses:
Research and Development	1,010,719	1,080,148
Selling, General and Administrative	5,577,194	7,130,858
Impairment of Goodwill and Other Long Lived Assets	-	1,000,000
Depreciation and Amortization	283,714	348,189
Total Operating Expenses	6,871,627	9,559,195

Loss from Operations	(1,031,959)	(4,233,238)

Other Income (Expenses):
Financing Expense, net	(607,674)	(1,384,502)
(Loss) Gain on Derivative Liability	(20,476)	777,750
Loss on Sale of Investments	-	(29,371)
Impairment of Investment in Marketable Securities	(8,000)	(367,653)
Gain (Loss) on fixed asset disposal	(103,763)	-
Total Other Income (Expenses)	(739,913)	(1,003,776)

Loss from Continuing Operations Before Provision for Income Tax	(1,771,872)	(5,237,014)

Provision for Income Tax	-	-

Loss from Continuing Operations	$(1,771,872)	$(5,237,014)

Discontinued Operations
Loss from Discontinued Operations	-	(635,735)
Gain on Deconsolidation	-	6,932,586

Net Income (Loss) attributable to common stockholders	$(1,771,872)	$1,059,837

Net Income (Loss) per share:
Loss per share from continuing operations – basic and diluted	$(0.02)	$(0.06)
Income (Loss) per share from discontinued operations – basic and diluted	$-	$0.07
Net Income (Loss) per share – basic	$(0.02)	$0.01
Net Income (Loss per share – diluted	$(0.02)	$0.01
Weighted average common shares outstanding – basic	98,233,829	94,486,950
Weighted average common shares outstanding – diluted	98,233,829	102,866,200

Comprehensive Income (Loss):
Net Income (Loss)	$(1,771,872)	$1,059,837
Unrealized gain (loss) on investment	-	32,750

Comprehensive Income (Loss)	$(1,771,872)	$1,092,587